Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Wednesday, April 18, 2007		Director, Investor Relations
408 540-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 540-3931

Netflix Announces Q1 2007 Financial Results

Subscribers – 6.8 million

Revenue – $305.3 million

GAAP Net Income – $9.9 million

LOS GATOS, Calif., April 18, 2007 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the first quarter ended March 31, 2007.

“Our first-quarter results were in line with our guidance, but at the low end of the range, reflecting the impact of increased competition.” said Reed Hastings, Netflix co-founder and chief executive officer. “Our business continues to grow and to generate profits, and we are pushing into online video to lead the next generation of movie viewing.”

First-Quarter 2007 Financial Highlights

Revenue for the first quarter of 2007 was $305.3 million, representing 36 percent year-over-year growth from $224.1 million for the first quarter of 2006, and 10 percent sequential growth from $277.2 million for the fourth quarter of 2006.

GAAP net income for the first quarter of 2007 was $9.9 million, or $0.14 per diluted share, compared to GAAP net income of $4.4 million, or $0.07 per diluted share, for the first quarter of 2006 and GAAP net income of $14.9 million, or $0.21 per diluted share, for the fourth quarter of 2006.

Non-GAAP net income was $11.5 million, or $0.16 per diluted share, for the first quarter of 2007, compared to non-GAAP net income of $6.4 million, or $0.10 per diluted share, for the first quarter of 2006 and non-GAAP net income of $16.8 million, or $0.24 per diluted share, for the fourth quarter of 2006.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Gross margin1 for the first quarter of 2007 was 36.1 percent, compared to 33.8 percent for the first quarter of 2006 and 38.9 percent for the fourth quarter of 2006.

Free cash flow2 for the first quarter of 2007 was negative $18.0 million, compared to positive $11.7 million in the first quarter of 2006 and positive $22.5 million for the fourth quarter of 2006.

[1]	Gross margin is defined as revenue less cost of subscription and fulfillment expense.

Cash provided by operating activities for the first quarter of 2007 was $63.0 million, compared to $46.0 million for the first quarter of 2006 and $87.1 million for the fourth quarter of 2006.

Subscribers. Netflix ended the first quarter of 2007 with approximately 6,797,000 total subscribers, representing 40 percent year-over-year growth from 4,866,000 total subscribers at the end of the first quarter of 2006 and 8 percent sequential growth from 6,316,000 subscribers at the end of the fourth quarter of 2006.

Net subscriber additions in the quarter were 481,000, compared to 687,000 for the same period of 2006 and 654,000 for the fourth quarter of 2006.

During the quarter Netflix acquired 1,520,000 gross subscriber additions, representing 10 percent year-over-year growth from 1,377,000 gross subscriber additions in the first quarter of 2006 and 2 percent quarter-over-quarter growth from 1,493,000 gross subscriber additions in the fourth quarter of 2006.

Of the 6,797,000 total subscribers at quarter end, 98 percent, or 6,676,000, were paid subscribers. The other 2 percent, or 121,000, were free subscribers. Paid subscribers represented 97 percent of total subscribers at the end of the first quarter of 2006 and at the end of the fourth quarter of 2006.

Subscriber acquisition cost3 for the first quarter of 2007 was $47.46 per gross subscriber addition, compared to $38.47 for the same period of 2006 and $44.31 for the fourth quarter of 2006.

Churn4 for the first quarter of 2007 was 4.4 percent, compared to 4.1 percent for the first quarter of 2006 and 3.9 percent for the fourth quarter of 2006. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Stock-based compensation. In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on our income statement. Stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. In the first quarter, the charge related to stock-based compensation was $2.8 million, compared to $3.3 million in the first quarter of 2006 and compared to $3.1 million in the fourth quarter of 2006.

Stock Buyback

The Company also is announcing today that its Board of Directors has authorized a stock repurchase program that enables the Company to purchase up to $100 million of its common stock through the end of 2007.

Stock repurchases under this program may be made through open market transactions and, from time to time, privately negotiated transactions with third parties, and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors

[2]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.
[3]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Statement of Operations divided by total gross subscriber additions during the quarter.

[4]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

including price, corporate and regulatory requirements, alternative investment opportunities and other market conditions. Repurchased shares would be returned to the status of authorized but un-issued shares of common stock.

Business Outlook

The Company’s performance expectations for the second quarter of 2007 and full-year 2007 are as follows:

Second-Quarter 2007

•	Ending subscribers of 6.7 million to 6.9 million

•	Revenue of $303 million to $309 million

•	GAAP net income of $13 million to $17 million, or $0.18 to $0.24 per diluted share

Full-Year 2007

•	Ending subscribers of 7.3 million to 7.8 million, down from 8.0 million to 8.4 million

•	Revenue of $1.21 billion to $1.26 billion, down from $1.25 billion to $1.3 billion

•	GAAP net income of $55 million to $60 million, or $0.76 to $0.83 per diluted share, unchanged from the prior guidance

Float and Trading Plans

The Company estimates the public float at approximately 56,139,802 shares as of March 31, 2007, up approximately 1 percent from 55,863,475 shares as of December 31, 2006, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time, and may be accessed at http://ir.netflix.com. For those without access to the Internet, the conference call may be accessed by dialing (719) 457-2620. The access code is 7466889. Following completion of the call, a recorded replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 8:30 a.m. Pacific Time on April 18, 2007 through April 24, 2007 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (719) 457-0820, access code 7466889.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting, and, where specified, excludes the benefit of the realized tax assets. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than six million subscribers access to over 75,000 DVD titles. The company offers a variety of subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by the USPS from regional shipping centers located throughout the United States. Netflix can reach more than 90 percent of its subscribers with generally one business-day delivery. Netflix offers personalized movie recommendations to its members and has more than one billion movie ratings. Netflix also allows members to share and recommend movies to one another through its FriendsSM feature. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the second quarter of 2007 as well as subscriber growth, revenue, GAAP net income and earnings per share for the full-year 2007. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular, managing our subscriber acquisition cost as well as the cost of content delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing, availability and effectiveness related to our advertising; fluctuations in consumer usage of our service, customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2006	December 31, 2006	March 31, 2007
Revenues	$224,126	$277,233	$305,320
Cost of revenues:
Subscription	126,220	142,586	165,189
Fulfillment expenses*	22,045	26,762	29,783

Total cost of revenues	148,265	169,348	194,972

Gross profit	75,861	107,885	110,348
Operating expenses:
Technology and development*	11,206	13,201	15,715
Marketing*	52,968	66,158	72,138
General and administrative*	8,292	11,142	12,188
Gain on disposal of DVDs	(1,387)	(1,304)	(908)

Total operating expenses	71,079	89,197	99,133

Operating income	4,782	18,688	11,215
Other income:
Interest and other income	2,452	5,064	5,350

Income before income taxes	7,234	23,752	16,565
Provision for income taxes	2,830	8,892	6,701

Net income	$4,404	$14,860	$9,864

Net income per share:
Basic	$.08	$.22	$.14
Diluted	$.07	$.21	$.14
Weighted average common shares outstanding:
Basic	55,213	68,424	68,693
Diluted	66,456	70,670	70,672

*Amortization of stock-based compensation included in expense line items:
Fulfillment	$260	$229	$146
Technology and development	965	892	757
Marketing	554	515	531
General and administrative	1,531	1,494	1,369

	$3,310	$3,130	$2,803

Reconciliation of Non-GAAP Financial Measures
Non-GAAP net income reconciliation:
Net income	$4,404	$14,860	$9,864
Add back:
Stock-based compensation	3,310	3,130	2,803
Income tax effect of stock-based compensation	(1,294)	(1,171)	(1,134)

Non-GAAP net income	$6,420	$16,819	$11,533

Non-GAAP net income per share:
Basic	$.12	$.25	$.17
Diluted	$.10	$.24	$.16
Weighted average common shares outstanding:
Basic	55,213	68,424	68,693
Diluted	66,456	70,670	70,672

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2006	March 31, 2007
Assets
Current assets:
Cash and cash equivalents	$400,430	$218,458
Short-term investments	—	169,525
Prepaid expenses	4,742	5,567
Prepaid revenue sharing expenses	9,456	10,432
Deferred tax assets	3,155	3,191
Other current assets	10,635	19,100

Total current assets	428,418	426,273
DVD library, net	104,908	114,137
Intangible assets, net	969	945
Property and equipment, net	55,503	64,452
Deposits	1,316	1,593
Deferred tax assets	15,600	15,819
Other assets	2,065	1,891

Total assets	$608,779	$625,110

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$93,864	$93,959
Accrued expenses	29,905	33,528
Deferred revenue	69,678	64,234

Total current liabilities	193,447	191,721
Deferred rent	1,121	1,185

Total liabilities	194,568	192,906
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2006 and March 31, 2007; 68,612,463 and 68,761,943 issued and outstanding at December 31, 2006 and March 31, 2007, respectively	69	69
Additional paid-in capital	454,731	462,376
Accumulated other comprehensive income	—	484
Accumulated deficit	(40,589)	(30,725)

Total stockholders’ equity	414,211	432,204

Total liabilities and stockholders’ equity	$608,779	$625,110

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 31, 2006	December 31, 2006	March 31, 2007
Cash flows from operating activities:
Net income	$4,404	$14,860	$9,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	3,609	4,374	4,601
Amortization of DVD library	27,281	45,716	49,442
Amortization of intangible assets	12	25	24
Amortization of discount and premiums on investments	—	—	(82)
Stock-based compensation expense	3,310	3,130	2,803
Excess tax benefits from stock-based compensation	(690)	(5,652)	(4,076)
Loss on disposal of property and equipment	(23)	—	—
Gain on sale of short-term investments	—	—	(147)
Gain on disposal of DVDs	(2,049)	(2,770)	(2,597)
Deferred taxes	2,058	2,651	(255)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,304	(3,134)	(10,266)
Accounts payable	2,873	3,178	11,399
Accrued expenses	3,439	4,918	7,699
Deferred revenue	(608)	19,803	(5,444)
Deferred rent	70	12	64

Net cash provided by operating activities	45,990	87,111	63,029

Cash flows from investing activities:
Purchases of short-term investments	—	—	(264,234)
Proceeds from sale of short-term investments	—	—	95,422
Purchases of property and equipment	(6,686)	(11,524)	(18,013)
Acquisitions of DVD library	(29,842)	(56,289)	(68,541)
Proceeds from sale of DVDs	2,481	3,977	5,626
Proceeds from disposal of property and equipment	23	—	—
Deposits and other assets	(291)	(804)	(103)

Net cash used in investing activities	(34,315)	(64,640)	(249,843)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,144	3,566	766
Excess tax benefits from stock-based compensation	690	5,652	4,076

Net cash provided by financing activities	3,834	9,218	4,842

Net increase (decrease) in cash and cash equivalents	15,509	31,689	(181,972)
Cash and cash equivalents, beginning of period	212,256	368,741	400,430

Cash and cash equivalents, end of period	$227,765	$400,430	$218,458

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$45,990	$87,111	$63,029
Purchases of property and equipment	(6,686)	(11,524)	(18,013)
Acquisitions of DVD library	(29,842)	(56,289)	(68,541)
Proceeds from sale of DVDs	2,481	3,977	5,626
Deposits and other assets	(291)	(804)	(103)

Non-GAAP free cash flow	$11,652	$22,471	$(18,002)

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended
	March 31, 2006	December 31, 2006	March 31, 2007
Subscriber information:
Subscribers: beginning of period	4,179	5,662	6,316
Gross subscribers additions: during period	1,377	1,493	1,520
Gross subscriber additions year-to-year change	45.7%	29.2%	10.4%
Gross subscriber additions quarter-to-quarter sequential change	19.1%	14.0%	1.8%
Less subscriber cancellations : during period	(690)	(839)	(1,039)
Subscribers: end of period	4,866	6,316	6,797
Subscribers year-to-year change	61.2%	51.1%	39.7%
Subscribers quarter-to-quarter sequential change	16.4%	11.6%	7.6%
Free subscribers: end of period	132	162	121
Free subscribers as percentage of ending subscribers	2.7%	2.6%	1.8%
Paid subscribers: end of period	4,734	6,154	6,676
Paid subscribers year-to-year change	64.0%	52.9%	41.0%
Paid subscribers quarter-to-quarter sequential change	17.6%	12.1%	8.5%
Churn	4.1%	3.9%	4.4%
Subscriber acquisition cost	$38.47	$44.31	$47.46
Margins:
Gross margin	33.8%	38.9%	36.1%
Operating margin	2.1%	6.7%	3.7%
Net margin	2.0%	5.4%	3.2%
Expenses as percentage of revenues:
Technology and development	5.0%	4.8%	5.1%
Marketing	23.6%	23.9%	23.6%
General and administrative	3.7%	4.0%	4.0%
Gain on disposal of DVDs	(0.6%)	(0.5%)	(0.2%)

Total operating expenses	31.7%	32.2%	32.5%
Year-to-year change:
Total revenues	47.0%	43.6%	36.2%
Fulfillment	28.7%	39.5%	35.1%
Technology and development	30.8%	43.2%	40.2%
Marketing	44.9%	39.0%	36.2%
General and administrative	24.0%	(14.5%)	47.0%
Gain on disposal of DVDs	99.6%	65.5%	(34.5%)
Total operating expenses	39.1%	29.2%	39.5%